                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-106666 of Jafra Worldwide Holdings (Lux) S.aR.L. of our reports dated March 6, 2002 (February 24, 2003 as to paragraphs 21 and 22 of Note 2 and August 8, 2003, as to paragraph 24 of Note 2) and March 6, 2002 (February 24, 2003, as to paragraphs 16 and 17 of Note 2 and August 8, 2003, as to paragraph 19 of Note 2) on the consolidated financial statements and financial statement schedules of CDRJ Investments (Lux) and subsidiaries and Jafra Cosmetics International, Inc. and subsidiaries, respectively, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial and Other Data", "Selected Historical Consolidated Financial and Other Data" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
August 11, 2003